Exhibit 99.1

Contact:
Christopher Keenan or Jay Carlson
Peregrine Pharmaceuticals
(800) 987-8256

info@peregrineinc.com

PEREGRINE PHARMACEUTICALS ANNOUNCES PARTIAL EXERCISE OF OVERALLOTMENT OPTION IN CONNECTION WITH PREFERRED STOCK OFFERING

TUSTIN, CA –February 27, 2014-- Peregrine Pharmaceuticals, Inc. (NASDAQ: PPHM) (NASDAQ: PPHMP), announced today that the underwriters of its underwritten public offering of its 10.50% Series E Convertible Preferred Stock (the "Series E Preferred Stock") have partially exercised their option to cover overallotments and have purchased an additional 75,000 shares of Series E Preferred Stock from Peregrine Pharmaceuticals at the public offering price of $25.00 per share. The sale of these additional shares closed earlier today. As a result, Peregrine received gross proceeds of $1,875,000 before deducting underwriting discounts and commissions from the overallotment. Aggregate gross proceeds received from the Series E Preferred Stock offering, including from the partial exercise of the overallotment option, were $19,375,000, before deducting underwriting discounts, commissions, and other expenses of the offering. The Company intends to use the proceeds from the offering for general corporate purposes. The shares are listed on the NASDAQ Capital Market and trade under the symbol “PPHMP”.

MLV & Co. LLC acted as sole book-runner for the offering.

Maxim Group LLC and National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (OTCBB: NHLD), acted as lead managers for the offering and Empire Asset Management Company and I-Bankers Securities, Inc. acted as co-managers for the offering. Roth Capital Partners, LLC served as a financial advisor to Peregrine.

The offering was made pursuant to the Company's existing effective shelf registration statement, previously filed with the Securities and Exchange Commission ("SEC"). A final prospectus supplement related to the offering was filed with the SEC on February 12, 2014 and is available on the SEC's website located at www.sec.gov or from MLV & Co. LLC at 1251 Avenue of the Americas, New York, NY 10020, Attn: Randy Billhardt.

About Peregrine Pharmaceuticals, Inc.

Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative monoclonal antibodies in clinical trials focused on the treatment and diagnosis of cancer. The Company is pursuing multiple clinical programs in cancer with its lead immunotherapy candidate bavituximab while seeking a partner to further advance its novel brain cancer agent Cotara®. Peregrine also has in-house cGMP manufacturing capabilities through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and third-party customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that enrollment of the Phase III trial may experience delays or take longer than anticipated, the risk that the results from the Phase III trial may not support a future Biologics License Application (BLA) submission, the risk that the Company may not have or raise adequate financial resources to complete the Phase III trial and the risk that the Company may not find a suitable partner for the Phase III trial or the PS program. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the SEC including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2013 and quarterly report on Form 10-Q for the quarter ended October 31, 2013. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.